Exhibit 99.1

AstroNova Reports Fiscal First-Quarter 2022 Financial Results

Product Identification bookings hit all time high

First-Quarter Fiscal 2022 Summary

•	Bookings of $32.8 million

•	Backlog at quarter end of $24.8 million

•	Revenue of $29.1 million

•	Operating income of $0.7 million

•	Net income of $0.6 million, or $0.08 per diluted share

•	Adjusted EBITDA of $2.5 million, or 8.6% of revenue

WEST WARWICK, R.I. — June 10, 2021 — AstroNova, Inc. (NASDAQ: ALOT), a global leader in data visualization technologies, today announced financial results for the fiscal 2022 first quarter ended May 1, 2021.

“Revenue was generally in line with our expectations in the first quarter compared with last year, as top-line growth in the Product Identification segment partly offset Aerospace industry-related weakness in the Test & Measurement segment due to the effects of the COVID-19 pandemic and continued weakness in 737 MAX-related shipments,” said Gregory A. Woods, President and Chief Executive Officer of AstroNova. “Bookings came in ahead of last year’s level, with Product Identification posting a new record and our Aerospace bookings increasing 45% sequentially to mark the first positive book-to-bill ratio since fiscal 2020. We continued to carefully manage expenses in the quarter, which allowed us to maintain profitability and improve overall margins despite lower revenue.

“Q1 marked another strong quarter for the T3-OPX, our wide-format durable direct-to-package printing system, which continues to exceed expectations,” Woods said. “Our Product Identification segment had solid results, particularly in Europe, reflecting our recent sales reorganization in the EMEA region.”

Q1 FY 2022 Operating Segment Results

Product Identification segment revenue was $23.1 million, compared with $22.4 million in the prior-year period. Segment operating income was $2.7 million, or 11.8% of revenue, compared with $3.1 million, or 14.1% of revenue, in the prior year, primarily due to higher operating costs.

Test & Measurement segment revenue was $6.0 million, compared with $8.5 million in the same period of fiscal 2021. The decrease reflected lower aerospace printer sales associated with COVID-19 and the 737 MAX impact. The Test & Measurement segment recorded an operating profit of $0.4 million, or 5.9% of revenue, compared with segment operating loss of $0.2 million, or negative 1.8% of revenue, in the comparable period of fiscal 2021, reflecting lower manufacturing costs and operating expense.

Hardware revenue was $7.6 million in the fiscal 2022 first quarter, compared with $8.9 million in the prior-year period, as lower Aerospace shipments in the Test & Measurement segment more than offset growth in Product Identification. Supplies revenue was $18.2 million versus $19.1 million in the same period of fiscal 2021. In fiscal 2021, demand for Aerospace supplies was strong in early Q1, while Product Identification supplies picked up later in the quarter as customers added to their stocks of the Company’s inks, labels and other materials because of concerns about the pandemic. Service/other revenue was $3.2 million, compared with $2.9 million a year earlier.

Q1 FY 2022 Results Summary

Revenue totaled $29.1 million in the first quarter of fiscal 2022, compared with $30.9 million in the year-earlier period, with a decline in Test & Measurement revenue partly offset by higher revenue in the Product Identification segment.

Gross profit was $10.9 million, or 37.4% of revenue in the first quarter of fiscal 2022, compared with $10.9 million, or 35.1% of revenue, in the same period of fiscal 2021.

Operating expenses totaled $10.2 million in the first quarters of fiscal 2022 and 2021, and operating income was $0.7 million in both periods.

Net income was $0.6 million, or $0.08 per diluted share, in the first quarter of fiscal 2022 compared with net income of $0.4 million, or $0.06 per diluted share, in the first quarter of fiscal 2021.

Adjusted EBITDA, which the Company defines as earnings before interest, taxes, depreciation, amortization and share-based compensation, was $2.5 million for the first quarter of fiscal 2022, or 8.6% of revenue, compared with $2.6 million, or 8.3% of revenue, in the first quarter of fiscal 2021. Adjusted EBITDA is a non-GAAP financial measure explained in greater detail below under “Use of Non-GAAP Financial Measure.” Please refer to the financial reconciliation table included in this news release for a reconciliation of net income to Adjusted EBITDA for the three months ended May 1, 2021 and May 2, 2020.

Bookings in the first quarter of fiscal 2022 were $32.8 million, compared with $31.2 million in the first quarter of fiscal 2021.

Backlog as of May 1, 2022 was $24.8 million versus $25.9 million at the end of the fiscal 2021 first quarter.

Earnings Conference Call

AstroNova will discuss its fiscal first-quarter 2022 financial results in an investor conference call at 9:00 a.m. ET today. To participate on the conference call, please dial (800) 367-2403 (U.S. and Canada) or (334) 777-6978 (International) approximately 10 minutes prior to the start time and enter confirmation code 8107119.

You can hear a replay of the conference call from 12:00 p.m. ET Thursday, June 10, 2021 until 12:00 p.m. ET on Thursday, June 17, 2021 by dialing (888) 203-1112 (U.S. and Canada) or (719) 457-0820 (International). The passcode is 8107119. A real-time and an archived audio webcast of the call will be available through the “Investors” section of the AstroNova website, https://investors.astronovainc.com.

Use of Non-GAAP Financial Measure

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this news release contains the non-GAAP financial measure Adjusted EBITDA, which AstroNova defines as earnings before interest, taxes, depreciation, amortization and share-based compensation. AstroNova believes that the inclusion of this non-GAAP financial measure helps investors gain a meaningful understanding of changes in the Company’s core operating results, and also can help investors who wish to make comparisons between AstroNova and other companies on both a GAAP and a non-GAAP basis. AstroNova’s management uses Adjusted EBITDA, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Adjusted EBITDA also is used by the Company’s management to assist with their financial and operating decision-making.

About AstroNova

AstroNova, Inc. (NASDAQ: ALOT), a global leader in data visualization technologies since 1969, is focused on designing, manufacturing, distributing and servicing a broad range of products that acquire, store, analyze and present data in multiple formats. The Company’s Product Identification segment offers a complete line-up of label and direct-to-package printing hardware and supplies, allowing customers to mark, track and enhance their products’ appearance. Supported by AstroNova’s customer application experts and technology leadership in printing, material science and high-speed data processing, customers benefit from an optimized, “total solution” approach. The Test and Measurement segment includes the AstroNova Aerospace business unit. This segment designs and manufactures flight deck printers, networking hardware and related accessories serving the world’s aerospace and defense industries with proven advanced airborne technology solutions for the cockpit, the cabin and so much more. AstroNova is a member of the Russell Microcap® Index and the LD Micro Index (INDEXNYSEGIS: LDMICRO). Additional information is available by visiting www.astronovainc.com.

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but rather reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021 and subsequent filings AstroNova makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

ASTRONOVA, INC.

Condensed Consolidated Statements of Income

In Thousands Except for Per Share Data

(Unaudited)

	Three Months Ended
	May 1, 2021	May 2, 2020
Net Revenue	$29,078	$30,919
Cost of Revenue	18,190	20,064
Gross Profit	10,888	10,855
Total Gross Profit Margin	37.4%	35.1%
Operating Expenses:
Selling & Marketing	6,092	5,925
Research & Development	1,717	1,940
General & Administrative	2,344	2,327

Total Operating Expenses	10,153	10,192
Operating Income	735	663
Total Operating Margin	2.5%	2.1%
Other Expense, net	369	349

Income Before Taxes	366	314
Income Tax Benefit	(227)	(118)

Net Income	$593	$432

Net Income per Common Share - Basic	$0.08	$0.06

Net Income per Common Share - Diluted	$0.08	$0.06

Weighted Average Number of Common Shares - Basic	7,145	7,073
Weighted Average Number of Common Shares - Diluted	7,265	7,105

ASTRONOVA, INC. Balance Sheet In Thousands (Unaudited)
	May 1, 2021	January 31, 2021
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$11,414	$11,439
Accounts Receivable, net	15,249	17,415
Inventories, net	29,474	30,060
Prepaid Expenses and Other Current Assets	2,072	1,807

Total Current Assets	58,209	60,721
PROPERTY, PLANT AND EQUIPMENT	51,384	50,839
Less Accumulated Depreciation	(39,260)	(38,828)

Property, Plant and Equipment, net	12,124	12,011
OTHER ASSETS
Intangible Assets, net	20,496	21,502
Goodwill	12,730	12,806
Deferred Tax Assets	5,944	5,941
Right of Use Asset	1,302	1,389
Other Assets	1,251	1,103

TOTAL ASSETS	$112,056	$115,473

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$5,639	$5,734
Accrued Compensation	2,951	2,852
Other Liabilities and Accrued Expenses	3,448	3,939
Current Portion of Long-Term Debt	813	5,326
Current Portion of Royalty Obligation	2,000	2,000
Current Liability – Excess Royalty Payment Due	—	177
Deferred Revenue	330	285
Income Taxes Payable	260	655

Total Current Liabilities	15,441	20,968
NON-CURRENT LIABILITIES
Long-Term Debt, net of current portion	8,884	7,109
Royalty Obligation, net of current portion	5,711	6,161
Long-Term Debt - PPP Loan	4,422	4,422
Lease Liability, net of current portion	983	1,065
Other Long-Term Liabilities	680	681
Deferred Tax Liabilities	402	384

TOTAL LIABILITIES	36,523	40,790
SHAREHOLDERS’ EQUITY
Common Stock	524	521
Additional Paid-in Capital	58,576	58,049
Retained Earnings	50,678	50,085
Treasury Stock	(33,796)	(33,588)
Accumulated Other Comprehensive Loss, net of tax	(449)	(384)

TOTAL SHAREHOLDERS’ EQUITY	75,533	74,683

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$112,056	$115,473

ASTRONOVA, INC.

Revenue and Segment Operating Profit

In Thousands

(Unaudited)

	Revenue		Segment Operating Profit (Loss)
	Three Months Ended		Three Months Ended
	May 1, 2021	May 2, 2020	May 1, 2021	May 2, 2020

Product Identification	$23,098	$22,380	$2,729	$3,146
Test & Measurement	5,980	8,539	350	(156)

Total	$29,078	$30,919	3,079	2,990

Corporate Expenses			2,344	2,327

Operating Income			735	663
Other Expense, net			369	349

Income Before Income Taxes			366	314
Income Tax Benefit			(227)	(118)

Net Income			$593	$432

ASTRONOVA, INC.

Reconciliation of Net Income to Adjusted EBITDA

Amounts in Thousands

(Unaudited)

	Three Months Ended
	May 1, 2021	May 2, 2020

Net Income – GAAP	$593	$432
Interest Expense	218	196
Income Tax Benefit	(227)	(118)
Share-Based Compensation	478	495
Depreciation/Amortization	1,425	1,568

Adjusted EBITDA	$2,487	$2,573

Contact:

Scott Solomon

Senior Vice President

Sharon Merrill Associates

(857) 383-2409

ALOT@investorrelations.com